Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-269824, 333-277087, 333-269821, 333-222322, 333-277089, 333-262809, 333-275496, 333-277098, 333-265008, 333-262812, 333-277091, and 333-277090) of Equitable Financial Life Insurance Company of our report dated March 20, 2025 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 20, 2025